Exhibit 5.2
[Letterhead of]
CRAVATH, SWAINE & MOORE LLP
November 7, 2008
Opinion of Cravath, Swaine & Moore LLP
Regarding Legality and Certain U.S. Tax Matters
Dear Ladies and Gentlemen:
     We have acted as U.S. counsel to Royal Dutch Shell plc, a public company limited by shares incorporated in England and Wales (“RDS”), and Shell International Finance B.V., a Dutch private limited liability company (“Shell Finance”), in connection with the registration under the Securities Act of 1933 (the “Act”) of (i) guaranteed debt securities (the “Guaranteed Debt Securities”) of Shell Finance, unconditionally guaranteed as to the payment of principal, premium (if any) and interest, by RDS (the “Guarantees”), (ii) debt securities of RDS (the “RDS Debt Securities”, and, together with the Guaranteed Debt Securities, the “Debt Securities”), (iii) debt warrants of RDS (the “Debt Warrants” and, together with the Debt Securities, the “Securities”), (iv) equity warrants of RDS and (v) Class A and Class B ordinary shares of RDS, nominal value of €0.07 per share, with an unspecified and indeterminate aggregate initial offering price.
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion including: (a) the Registration Statement on Form F-3 of RDS and Shell Finance (the “Registration Statement”); (b) the forms of senior indenture and subordinated indenture relating to the RDS Debt Securities included in the Registration Statement as Exhibits 4.1 and 4.2 (the “RDS Indentures”); (c) the forms of notes relating to the RDS Debt Securities included in the Registration Statement as Exhibits 4.5 and 4.6 (the “RDS Notes”); (d) the forms of senior indenture and subordinated indenture relating to the Guaranteed Debt Securities included in the Registration Statement as Exhibits 4.3 and 4.4 (the “Shell Indentures” and together with the RDS Indentures, the “Indentures”), including the guarantees to be given by RDS; and (e) the forms of notes relating to the

Guaranteed Debt Securities included in the Registration Statement as Exhibits 4.7 and 4.8 (the “Shell Notes” and together with the RDS Notes, the “Notes”).
     Based on the foregoing and subject to the qualifications set forth herein and in the Registration Statement, we are of opinion as follows:
     1. Assuming that the Indentures have been or will be duly authorized, executed and delivered by RDS and Shell Finance, the Indentures will constitute legal, valid and binding obligations of RDS and Shell Finance, as applicable, enforceable against RDS and Shell Finance in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
     2. Assuming that the Notes have been or will be duly authorized, executed and authenticated in accordance with the provisions of the Indentures and issued and sold as contemplated in the Registration Statement, as amended, the Notes and the Guarantees will constitute legal, valid and binding obligations of RDS and Shell Finance, as applicable, entitled to the benefits of the Indentures and enforceable against RDS and Shell Finance in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
     3. Assuming that one or more debt warrant agreements relating to the Debt Warrants have been or will be duly authorized, executed and delivered by RDS, such debt warrant agreements will constitute legal, valid and binding obligations of RDS enforceable against RDS in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
     4. Assuming that debt warrant certificates relating to the Debt Warrants have been or will be duly authorized, executed and authenticated in accordance with the provisions of the relevant debt warrant agreement and issued and sold as contemplated in the Registration Statement, as amended, such debt warrant certificates will constitute legal, valid and binding obligations of RDS entitled to the benefits of the relevant debt warrant agreement and enforceable against RDS in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
     5. The statements under the section of the Registration Statement entitled “Taxation — U.S. Taxation” accurately describe the material U.S. Federal income tax consequences to U.S. holders (within the meaning of that section) of holding, and disposing of, the securities described therein.
     Our opinion in paragraph 5 above is based upon existing statutory, regulatory and judicial authority, all of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the offering of the securities being registered on the Registration Statement, or any inaccuracy in the statements upon which we have relied, may affect the continuing validity of our opinion in paragraph 5 above. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.
     We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of England and Wales or The Netherlands. For purposes of our opinion, we have assumed that (i) RDS has been duly incorporated and is a validly existing company under the laws of England and Wales and (ii) the Indentures, the RDS Notes, the Debt Warrant Agreement and the Debt Warrant Certificates have been or will be duly authorized, executed and delivered by RDS insofar as the laws of England are concerned. With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to RDS. For purposes of our opinion, we have also assumed that (i) Shell Finance has been duly incorporated and is a validly existing company under the laws of The Netherlands and (ii) the Indentures relating to the Guaranteed Debt Securities and the Shell Finance Notes have been or will be duly authorized, executed and delivered by Shell Finance insofar as the laws of The Netherlands are concerned. With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of De Brauw Blackstone Westbroek N.V., Dutch counsel to RDS and Shell Finance.
     We have also relied as to certain matters on information obtained from public officials, officers of RDS and Shell Finance and other sources believed by us to be responsible, and we have assumed that the Indentures will be duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.
     We consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.2 to the Form F-3 Registration Statement, and to the references to this opinion therein and to the references to us under the headings “Taxation” and “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under

Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.
     This opinion is being provided solely for the benefit of RDS and Shell Finance so that RDS and Shell Finance may comply with their obligations under the Federal securities laws. The filing of this opinion as an exhibit to the Registration Statement and the references to such opinion and our Firm therein are not intended to create liability under applicable state law to any person (other than any liability of our Firm to RDS and Shell Finance, our clients).

Very truly yours,
/s/ Cravath, Swaine & Moore LLP

Royal Dutch Shell plc
Carel van Bylandtlaan 30
2596 HR
The Hague
The Netherlands
Shell International Finance B.V.
Carel van Bylandtlaan 30
2596 HR
The Hague
The Netherlands
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